UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

___________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) April 3, 2013

DILIGENT BOARD MEMBER SERVICES, INC.

(Exact name of registrant as specified in Charter)

Delaware	000-53205	26-1189601
(State of other Jurisdiction of incorporation)	(Commission file no.)	(IRS employer identification no.)

39 West 37 St. 8th Floor New York, NY 10018
(Address of principal executive offices)

(212) 741-8181

(Issuer’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in Registrant’s Certifying Accountant.

On April 3, 2013, Diligent Board Member Services, Inc. (“Diligent” or the “Company”) engaged Deloitte & Touche LLP (“Deloitte”) as the Company’s new independent registered public accounting firm for the fiscal year ending December 31, 2013. The engagement of Deloitte by the Company was approved by the Audit and Compliance Committee of the Company’s Board of Directors.

Diligent’s former accounting firm Holtz Rubenstein Reminick LLP (“HRR”) has completed its term of engagement for the year ending December 31, 2012 and the Company’s Board of Directors thanks the firm for its years of service to the Company. The reports of HRR on the Company's consolidated financial statements for the fiscal years ended December 31, 2011 and December 31, 2012 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the fiscal years ended December 31, 2011 and December 31, 2012, there were no disagreements with HRR on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to HRR's satisfaction, would have caused HRR to make reference to the subject matter of the disagreement in connection with its report. During the fiscal years ended December 31, 2011 and December 31, 2012, there were no “reportable events” as that term is described in Item 304(a)(1)(v) of Regulation S-K.

The Company has provided HRR with a copy of the disclosures it is making in this Current Report on Form 8-K and requested HRR provide a letter addressed to the Securities and Exchange Commission indicating whether it agrees with such disclosures. A copy of such letter, dated April 3, 2013, furnished by HRR, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

During the fiscal years ended December 31, 2012 and 2011 and through the date of the Audit and Compliance Committee's decision, the Company did not consult Deloitte regarding either the application of accounting principles to a specified transaction, either completed or proposed; the type of audit opinion that might be rendered on the registrant's financial statements; or any matter that was either the subject of a disagreement or a reportable event, as defined in Item 304(a)(1)(iv) or (a)(1)(v) of Regulation S-K.

On April 4, 2013 in New Zealand, the Company issued an announcement disclosing, among other things, the appointment of Deloitte. A copy of the announcement is attached hereto as Exhibit 99.1.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On April 3, 2013, the Board of Directors of the Company adopted a resolution setting the number of members of the Board of Directors at seven. Effective as of such date, pursuant to Section (c) of Article Sixth of the Amended and Restated Certificate of Incorporation of the Company, the Board of Directors has elected Greg B. Petersen to its Board of Directors to fill the vacancy created by the expansion of the size of the Board. Mr. Petersen will be a Class I director with a term expiring at the Annual Meeting of Stockholders to be held in 2013, at which time he will stand for election by the Company’s stockholders. Mr. Petersen will also serve as a member of the Audit and Compliance Committee and the Compensation Committee.

Mr. Petersen, age 50, is currently a private investor and serves as a director and on the audit committee of PROS Holdings, Inc. and KIT digital, Inc. Mr. Petersen has an extensive background as a technology company chief financial officer, and significant experience in financial planning, reporting and internal controls. From 2001 through 2012 he has been the Executive Vice President and Chief Financial Officer of several technology companies including Activant Solutions, an enterprise software provider to the automotive, hardware, lumber and wholesale verticals, Lombardi Software, a business process management software company sold to IBM, CBG Holdings, Inc., a provider of banking software and services and CSIdentity, Inc., a provider of identity monitoring software and services. Mr. Petersen started his career after business school at American Airlines where he worked in corporate development and finance from 1989 to 1997. Mr. Petersen holds a B.A. degree in Economics from Boston College and an M.B.A. from the Fuqua School of Business at Duke University.

Item 9.01 Exhibits

(d) Exhibits

Exhibit
No.	Description
16.1	Letter dated April 3, 2013 from Holtz Rubenstein Reminick LLP to the Securities and Exchange Commission.
99.1	Announcement dated April 4, 2013 New Zealand Daylight Time

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 4, 2013	DILIGENT BOARD MEMBER SERVICES, INC.

	By:	/s/ Steven P. Ruse
Steven P. Ruse
Chief Financial Officer